December 22, 2010

Northwest Resources, Inc.
1285 Baring Blvd.
Sparks, Nevada 89434

Re: Northwest Resources, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Northwest Resources, Inc. , a Nevada corporation (the "Company"), in connection with the registration statement on Form S-l (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 3,000,000 shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 3,000,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the shares described in the prospectus is received by the Company. This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

VOHWINKEL SULLO & ASSOCIATES

/s/ Rory Vohwinkel
Rory Vohwinkel, Esq.

9980 W. Flamingo Road. l as Vegas, NV 89147
Phone: 702-838-7522. Fax: 702-838-9130
www.vsalegal.com

Letter to Northwest Resources, Inc.
Re: Registration Statement on Form S-1
December 22, 2010

December 22, 2010

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-l Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Northwest Resources, Inc. and to being named in the Registration Statement under "Interests of Experts and Counsel."

Very truly yours,

VOHWINKEL SULLO & ASSOCIATES

/s/ Rory Vohwinkel
Rory Vohwinkel, Esq.